Exhibit 99.2

UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The unaudited pro forma combined condensed consolidated financial statements are based upon the historical consolidated financial statements of CryoLife, Inc. and its subsidiaries (“CryoLife,” the “Company,” “we,” or “us”) and Hemosphere, Inc. (“Hemosphere”) and have been prepared to illustrate the effect of the acquisition of Hemosphere for approximately $22.0 million in cash.

The unaudited pro forma combined condensed consolidated balance sheet combines the historical consolidated balance sheets of CryoLife and Hemosphere as of March 31, 2012 and reflects the pro forma effect as if the acquisition of Hemosphere had occurred on that date. The unaudited pro forma combined condensed consolidated statements of operations for the three months ended March 31, 2012 and the year ended December 31, 2011 combine the historical statements of operations of CryoLife and Hemosphere, adjusted to reflect the pro forma effect as if the acquisition of Hemosphere had occurred on January 1, 2011 (the first day of our 2011 fiscal year). The historical consolidated financial statements referred to above for CryoLife were included in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2012 and Annual Report on Form 10-K for the year ended December 31, 2011. The historical financial statements referred to above for Hemosphere for the comparable periods are included in this Current Report on Form 8-K. The accompanying unaudited pro forma combined condensed consolidated financial information and the historical consolidated financial information presented therein should be read in conjunction with the historical consolidated financial statements and notes thereto for CryoLife described above. The historical financial statements of Hemosphere have been adjusted to reflect certain reclassifications to conform to the Company’s financial statement presentation.

The unaudited pro forma combined condensed consolidated balance sheet and statements of operations include pro forma adjustments which reflect transactions and events that (a) are directly attributable to the acquisition, (b) are factually supportable, and (c) with respect to the statement of operations, do not have a continuing impact on consolidated results. The pro forma adjustments are described in the accompanying combined notes to the unaudited pro forma combined condensed consolidated financial statements.

The unaudited pro forma combined condensed consolidated financial information does not reflect future events that may occur after the acquisition, including potential general and administrative savings. The unaudited pro forma combined condensed consolidated financial information is provided for informational purposes only and is not necessarily indicative of the results of operations that would have occurred if the acquisition of Hemosphere had occurred on January 1, 2011 nor is it necessarily indicative of our future operating results. The pro forma adjustments are subject to change and are based upon currently available information.

CryoLife, Inc. and Subsidiaries

UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED BALANCE SHEET

March 31, 2012

(In Thousands)

	CryoLife	Hemosphere	Pro Forma Adjustments		Pro Forma
ASSETS
Current Assets:
Cash and cash equivalents	$21,146	$3,471	$(20,195	)b	$4,091
			(331	)a
Restricted securities	318	—	—		318
Receivables, net	18,208	760	(107	)a	18,861
Deferred preservation costs	29,215	—	—		29,215
Inventories	7,932	495	59	c	8,486
Deferred income taxes	5,294	—	—		5,294
Prepaid expenses and other	2,416	82	156	a	2,654

Total current assets	84,529	4,808	(20,418)		68,919

Property and equipment, net	12,018	83	—		12,101
Investment in equity securities	6,248	—	—		6,248
Restricted securities	5,000	—	—		5,000
Goodwill	4,220	—	7,570	d	11,790
Patents, net	2,595	—	—		2,595
Trademarks and other intangibles, net	17,398	—	5,790	e	23,188
Deferred income taxes	13,056	—	4,963	f	18,019
Other	2,810	9	—		2,819

Total Assets	$147,874	$4,900	$(2,095)		$150,679

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,269	$104	$—		$4,373
Accrued compensation	2,660	32	490	e	3,182
Accrued procurement fees	3,922	—	—		3,922
Accrued expenses and other	8,211	245	94	a	8,550
Deferred income	1,739	—	—		1,739

Total current liabilities	20,801	381	584		21,766

Other	5,301	—	1,840	e	7,141

Total liabilities	26,102	381	2,424		28,907

Shareholders’ equity:
Preferred stock	—	201	(201	)a	—
Common stock	301	11	(11	)a	301
Additional paid-in capital	135,127	33,024	(33,024	)a	135,127
Retained deficit	(46)	(28,717)	28,717	a	(46)
Accumulated other comprehensive loss	(4)	—	—		(4)
Treasury stock at cost	(13,606)	—	—		(13,606)

Total shareholders’ equity	121,772	4,519	(4,519)		121,772

Total liabilities and shareholders’ equity	$147,874	$4,900	$(2,095)		$150,679

See accompanying notes to unaudited pro forma combined condensed consolidated financial statements.

CryoLife, Inc. and Subsidiaries

UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Quarter Ended March 31, 2012

(In Thousands Except Per Share Amounts)

	CryoLife	Hemosphere	Pro Forma Adjustments		Pro Forma
Preservation Services	$15,659	$—	$—		$15,659
Products	16,454	1,389	—		17,843
Research grants and other	188	—	—		188

Total revenues	32,301	1,389	—		33,690

Cost of Preservation Services	8,496	—	—		8,496
Cost of Products	2,513	443	—		2,956

Total costs	11,009	443	—		11,452

Gross margin	21,292	946	—		22,238

General, administrative and marketing	17,970	1,394	90	g	19,454
Research and development	1,693	168	—		1,861

Operating expenses	19,663	1,563	90		21,316

Operating income	1,629	(617)	(90)		922

Interest expense	65	—	—		65
Interest income	(2)	(1)	—		(3)
Other expense (income), net	(15)	—	37	g	22

Total other expenses (income)	48	(1)	37		84

Income before income taxes	1,581	(616)	(127)		838
Income tax expense	590	—	(277	)h	313

Net Income	$991	$(616)	$150		$525

Net income allocated to participating securities	(21)	—	10	i	(11)

Net income applicable to common shares	$970	$(616)	$160		$514

Income Per Common Share - Basic	$0.04				$0.02

Income Per Common Share - Diluted	$0.04				$0.02

Weighted Average Common Shares Outstanding
Basic	27,180				27,180
Diluted	27,530				27,530

See accompanying notes to unaudited pro forma combined condensed consolidated financial statements.

CryoLife, Inc. and Subsidiaries

UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Year Ended December 31, 2011

(In Thousands Except Per Share Amounts)

	CryoLife	Hemosphere	Pro Forma Adjustments		Pro Forma
Preservation Services	$59,793	$—	$—		$59,793
Products	59,387	5,251	—		64,638
Research grants and other	446	—	—		446

Total revenues	119,626	5,251	—		124,877

Cost of Preservation Services	34,340	—	—		34,340
Cost of Products	9,442	1,807	—		11,249

Total costs	43,782	1,807	—		45,589

Gross margin	75,844	3,444	—		79,288

General, administrative and marketing	57,302	5,307	350	g	62,959
Research and development	6,899	672			7,571

Operating expenses	64,201	5,979	350		70,530

Operating income	11,643	(2,534)	(350)		8,759

Interest expense	142	—	—		142
Interest income	(14)	(3)	—		(17)
Other expense (income), net	49	(3)	153	g	199

Total other expenses (income)	177	(6)	153		324

Income before income taxes	11,466	(2,528)	(503)		8,435
Income tax expense	4,095	—	(1,083	)h	3,012

Net Income	$7,371	$(2,528)	$580		$5,423

Net income allocated to participating securities	(149)	—	41	i	(108)

Net income applicable to common shares	$7,222	$(2,528)	$621		$5,315

Income Per Common Share - Basic	$0.26				$0.19

Income Per Common Share - Diluted	$0.26				$0.19

Weighted Average Common Shares Outstanding
Basic	27,441				27,441
Diluted	27,759				27,759

See accompanying notes to unaudited pro forma combined condensed consolidated financial statements.

CRYOLIFE, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

(In Thousands)

Description of Transaction and Basis of Presentation

The unaudited pro forma combined condensed consolidated financial statements are based upon the historical consolidated financial statements of CryoLife, Inc. and its subsidiaries (“CryoLife,” the “Company,” “we,” or “us”) which were included in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2012 and Annual Report on Form 10-K for the year ended December 31, 2011 and Hemosphere, Inc. (“Hemosphere”) financial statements for the comparable periods which are included in this Current Report on Form 8-K. The unaudited pro forma combined condensed consolidated statements of operations reflect the acquisition of Hemosphere as if it had occurred on January 1, 2011 (the first day of our 2011 fiscal year). The unaudited pro forma combined condensed consolidated balance sheet as of March 31, 2012 reflects such acquisition as if it had occurred on that date.

In accordance with generally accepted accounting principles in the United States, the acquisition of Hemosphere is being accounted for using the purchase method of accounting. As a result, the unaudited pro forma combined condensed consolidated balance sheet has been adjusted to reflect the preliminary allocation of the purchase price to identifiable net assets acquired based primarily on the Company’s review of a fair value assessment and the excess purchase price to goodwill. The purchase price allocation in these unaudited pro forma combined condensed consolidated financial statements is based upon a purchase price of approximately $22.0 million.

Pro Forma Adjustments

On May 16, 2012 CryoLife completed its acquisition of 100% of the outstanding equity of Hemosphere, a privately held company, for $17.1 million in cash, an additional $3.1 million to pay for cash acquired, and contingent consideration with a fair value estimated to be approximately $1.8 million at acquisition, for a total purchase price of approximately $22.0 million. CryoLife used cash on hand to fund the transaction and operates Hemosphere as a wholly owned subsidiary.

The following pro forma adjustments are included in the unaudited pro forma combined condensed consolidated balance sheet and/or the unaudited pro forma combined condensed consolidated statements of operations:

(a)	The elimination of Hemosphere non-retained assets, liabilities and equity.

(b)	Total purchase price paid in cash to the Sellers.

(c)	Fair value adjustment to inventories.

CRYOLIFE, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

(In Thousands)

(d)	The preliminary allocation of purchase price as a result of the acquisition and estimated goodwill as summarized below:

Total purchase price	$22,035
Assets acquired and liabilities assumed:
Cash	3,140
Receivables	653
Inventories	554
Intangible assets	5,790
Net deferred tax assets	4,963
Other assets	330
Liabilities assumed	(965)

Goodwill (estimated)	$7,570

(e)	Fair value of intangible assets acquired and liabilities assumed.

(f)	Estimated deferred tax assets acquired.

(g)	Net increase in amortization of intangible assets acquired and loss on revaluation of contingent consideration.

(h)	The effect on income taxes as result of the transaction.

(i)	The change in net income allocated to common shareholders as a result of the transaction.